SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2007, TVI Corporation (the “Company”) executed the First Amendment to Financing and Security Agreement (the “Amendment”), which amends the financing and security agreement dated October 31, 2006 (“Credit Agreement”), entered into with Branch Banking & Trust Company (“BB&T”). The Credit Agreement currently provides for a $25.0 million revolving credit facility (the “Revolving Facility”), a $5.0 million revolving acquisition facility (the “Acquisition Revolving Facility”) and a $5.0 million term acquisition credit facility (collectively, the “Credit Facility”). Among other things, the Amendment (i) temporarily increases the “borrowing base” (as defined in the Amendment) by $2.3 million from May 25, 2007 though June 25, 2007 (the “Amendment Period”), (ii) creates a reserve against the borrowing base in an amount equal to all advances under the Acquisition Revolving Facility which, as of May 25, 2007, is $5.0 million and (iii) increases the interest rate on LIBOR rate borrowings under the Revolving Facility and Acquisition Revolving Facility to LIBOR plus 3.00% (from LIBOR plus a stated margin of between 1.25% and 2.25%).

Primarily as a result of substantial reductions in the Company’s eligible accounts receivable, a component of the borrowing base, and the terms of the Amendment, as of May 25, 2007, the Company has reached the limits of its borrowing capacity under the Credit Facility. The Amendment is designed to provide a reasonable period of time for the Company and BB&T to reach an agreement to restructure the Credit Facility. As part of this process, the Company has also agreed to present to BB&T the results of its ongoing internal business analysis on or before June 8, 2007. The Amendment does not modify or amend the financial covenant requirements under the Credit Agreement. Although the Company hopes to restructure the Credit Facility during the Amendment Period, it can give no assurance that it will be successful in this regard. Other than increases in the borrowing base, if any, the Company’s borrowing capacity under the Credit Facility during the Amendment Period will be limited to amounts in its investment account and cash receipts other than from collection of eligible accounts receivable.

The Amendment is attached as Exhibit 99.1 to this current report and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	TVI First Amendment to Financing and Security Agreement, dated as of May 25, 2007, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc., TVI Air Shelters, LLC, TVI Holdings One, Inc. and Branch Banking & Trust Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION (Registrant)

Date: May 25, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel Vice President and Acting Chief Financial Officer

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